EXHIBIT 77M

On April 16, 2012, the Registrant acquired substantially all of the assets and liabilities of the OM Intermediate Fixed
Income Portfolio, an investment portfolio of Old Mutual Funds
II (the "OM Funds"), another registered open-end investment company, pursuant to an Agreement and Plan of Reorganization dated October 4, 2011 (the "Agreement") and approved by the shareholders of the OM Funds (the "Reorganizations"). The Reorganizations were accomplished through a tax-free exchange of an equal aggregate value of newly-issued common shares of
the Registrant.   The Boards of Trustees of each of the
Registrant and the OM Funds approved its respective
Reorganization.
On October 28, 2012, in connection with the Reorganizations, the Registrant filed a Preliminary Registration Statement on
Form N-14 (the "N-14 Registration Statement'). The N-14 Registration Statement contained the proxy materials soliciting the approval of the Reorganizations by the shareholders of the OM Funds. A filing on Form 497 was made on December 6, 2012.  Post-Effective Amendment No. 1 to Form
N-14 was filed on November 30, 2011 and Post-Effective
Amendment No. 2 to Form N-14 was filed on April 27, 2012. The N-14 Registration Statement as amended was declared effective by the Commission on April 27, 2012.
On April 16, 2012 (the "Closing Date"), pursuant to the Agreement, the following acquisitions occurred:
1.	 Net assets of the OM Intermediate Fixed Income Portfolio
valued at $69,086,783 (6,995,946 shares outstanding) were transferred for 6,995,946 newly issued shares of the Touchstone Core Bond Fund, a series of the Registrant;
The OM Funds filed an application for deregistration under the Investment Company Act of 1940, as amended (the "1940 Act"), on form N-8F on April 26, 2012. A Notice was issued May 25,
2012 and an order was issued under Section 8(f) of the 1940
Act declaring that the OM Funds ceased to be a registered investment company under the 1940 Act.
A copy of the Agreement is attached to this form as part of the Exhibit to sub-item 77Q.